EXHIBIT 1.1


                         ADVISORS DISCIPLINED TRUST 1905

                                 TRUST AGREEMENT

                                                         Dated: October 25, 2018

     This Trust Agreement among Advisors Asset Management, Inc., as Depositor, Evaluator and Supervisor, and The Bank of New York Mellon, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust For Advisors Disciplined Trust, Effective for Unit Investment Trusts Investing in Equity Securities Established On and After May 1, 2016" (the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

                                WITNESSETH THAT:

     In consideration of the premises and of the mutual agreements herein contained, the Depositor, Trustee, Evaluator and Supervisor agree as follows:

                                     PART I

                     STANDARD TERMS AND CONDITIONS OF TRUST

     Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                                     PART II

                      SPECIAL TERMS AND CONDITIONS OF TRUST

     The following special terms and conditions are hereby agreed to:

    1. The Securities listed in the Schedules hereto have been deposited in trust under this Trust Agreement.

    2. The fractional undivided interest in and ownership of a Trust represented by each Unit thereof is a fractional amount, the numerator of which is one and the denominator of which is the amount set forth under "Understanding Your Investment--Statement of Financial Condition_Number of Units" in the Prospectus for the Trust.





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    3.  The aggregate number of Units described in Section 2.03(a) for a Trust is that number of Units set forth under "Understanding Your Investment-- Statement of Financial Condition--Number of Units" in the Prospectus for the Trust.

    4. The term "Deferred Sales Charge Payment Dates" for a Trust shall mean the dates specified for the "deferred transactional sales fee" installments under "Investment Summary--Fees and Expenses" in the Prospectus for the Trust.

    5. All references to "deferred sales charge" and "Deferred Sales Charge" in Section 3.14 shall mean the "deferred transactional sales fee" under "Investment Summary--Fees and Expenses" in the Prospectus for the Trust and not the Annual Deferred Sales Fee.

    6. The term "Distribution Date" for a Trust shall mean the "Distribution dates" set forth under "Investment Summary--Essential Information" in the Prospectus for the Trust.

    7. The term "Mandatory Termination Date" for a Trust shall mean the "Termination Date" set forth under "Investment Summary--Essential Information" in the Prospectus for the Trust.

    8. The term "Record Date" for a Trust shall mean the "Record dates" set forth under "Investment Summary--Essential Information" in the Prospectus for the Trust.

    9.  For purposes of the definition of the term "Income Distribution",
Section 3.05(b)(ii)(B) shall apply to any Trust that is a RIC that has monthly Distribution and Record Dates and Section 3.05(b)(ii)(A) shall apply to all other Trusts.

   10.  Section 1.01(52) is replaced in its entirety with the following:

     "'Securities' shall mean the securities of corporations or other entities, including Contract Securities, deposited in irrevocable trust and listed in the schedule(s) to the Trust Agreement or which are deposited in or purchased on behalf of a Trust pursuant to Section 2.01(b) or as otherwise permitted hereby, and any securities received in exchange, substitution or replacement for such securities, as may from time to time continue to be held as a part of the Trusts."

   11. The term "Trust Expenses" shall mean brokerage or transaction costs, fees, expenses or charges related to transactions in Securities and all extraordinary costs, fees or charges, including, but not limited to, amounts related to or incurred in connection with taxes, litigation or other actions or proceedings related to a Trust or its Securities, governmental charges other than fees related to registration or qualification of the Units for public offering in the United States, and indemnification of the Trustee, Depositor, Evaluator and Supervisor.

   12. The Trustee's annual compensation as set forth under Section 7.04 shall be $0.0105 per Unit and shall be borne by the Depositor.

   13.  Section 3.01 is replaced in its entirety with the following:


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     "Section 3.01.  Initial Cost.  The cost of organizing the Trust and the sale of the Units shall be borne by the Depositor."

   14. The first sentence of Section 3.02 is replaced in its entirety with the following:

     "The Trustee shall collect the dividends, interest and other similar income distributions on the Securities in each Trust as such becomes payable (including all moneys representing penalties for the failure to make timely payments on the Securities, or as liquidated damages for default or breach of any condition or term of the Securities or of the underlying instrument relating to any Securities and other income attributable to a Failed Contract Security for which no Replacement Security has been obtained pursuant to Section 3.12) and credit such income to a separate account for each Trust to be known as the `Income Account.'"

   15.  Section 3.05(a) is replaced in its entirety with the following:

     "Section 3.05. Deductions and Distributions. (a) On or immediately after each Record Date, the Trustee shall satisfy itself as to the adequacy of the Reserve Account, making any further credits thereto as may appear appropriate in accordance with Section 3.04 and shall then with respect to each Trust:

     (i) deduct from the Income Account of the Trust, and, to the extent funds are not sufficient therein, from the Capital Account of the Trust, amounts entitled to be paid from unpaid Trust Expenses;

    (ii) deduct from the Income Account or, to the extent funds are not sufficient therein, from the Capital Account of the Trust, an amount equal to any unpaid accrued amounts of Annual Deferred Sales Fee;

   (iii) Notwithstanding any of the previous provisions, if a Trust is a RIC, the Trustee is directed to make any distribution or take any action necessary in order to maintain the qualification of the Trust as a regulated investment company for federal income tax purposes or to provide funds to make any distribution for a taxable year in order to avoid imposition of any income or excise taxes on the Trust or on undistributed income in the Trust."

   16.  Section 3.06(A)(4) is replaced in its entirety with the following:

     "(4) the deductions for applicable taxes and fees and expenses of the Trustee, the Depositor, the Evaluator, the Supervisor, counsel, auditors, any other expenses paid by the Trust and all applicable sales charges;"

   17.  Section 3.06(B)(7) is replaced in its entirety with the following:

     "(7) the deductions for payment of Deferred Sales Charge, Creation and Development Fee and all other applicable sales charges, if any;"


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   18.  Section 3.07(a)(i) through (iv) is replaced in its entirety with the following:

        "(i)   that there has been a default on any of the Securities in the payment of dividends, interest, principal or other payments, after declared and when due and payable;

        (ii) that any action or proceeding has been instituted at law or equity seeking to restrain or enjoin the payment of dividends, interest, principal or other payments on Securities after declared and when due and payable, or that there exists any legal question or impediment affecting such Securities or the payment of dividends, interest, principal or other payments from the same;

       (iii) that there has occurred any breach of covenant or warranty in any document relating to the issuer of the Securities which would adversely affect either immediately or contingently the payment of dividends, interest, principal, or other payments after declared and when due and payable, or the general credit standing of the issuer or otherwise impair the sound investment character of such Securities;

        (iv) that there has been a default in the payment of dividends, interest, principal, income, premium or other similar payments, if any, on any other outstanding obligations of the issuer or guarantor of such Securities;"

   19.  Section 3.09 is replaced in its entirety with the following:

     "Notice and Sale by Trustee. If at any time dividends, interest, principal or other payments, after declared and when due and payable, on any of the Securities shall not have been paid within thirty days, the Trustee shall notify the Depositor thereof. If within thirty days after such notification the Depositor has not given any instruction to sell or to hold or has not taken any other action in connection with such Securities, the Trustee may in its discretion sell such Securities forthwith, and the Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of such sale."

   20.  Section 3.10(d)(i) is replaced in its entirety with the following:

     "(i) The Depositor may resign and be discharged hereunder, by executing an instrument in writing resigning as Depositor and filing the same with the Trustee, not less than sixty (60) days before the date specified in such instrument when such resignation is to take effect. Upon effective resignation hereunder, the resigning Depositor shall be discharged and shall no longer be liable in any manner hereunder except as to acts or omissions occurring prior to such resignation and any successor depositor appointed by the Trustee pursuant to Section 7.01(g) shall thereupon perform all duties and be entitled to all rights under this Indenture. The successor Depositor shall not be under any liability hereunder for occurrences or omissions prior to the execution of such instrument. Notice of such resignation and appointment of a successor depositor shall be delivered by the Trustee to each Unitholder then of record."

   21.  Section 3.13 is hereby deleted.


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   22.  Notwithstanding anything to the contrary in Section 3.19, any fees set forth in a License Agreement shall be paid by the Depositor.

   23.  The following section is added after Section 3.19:

     "Section 3.20. Annual Deferred Sales Fee. The term "Annual Deferred Sales Fee" shall mean the amount in the prospectus described as "annual deferred sales fee" under "Investment Summary--Fees and Expenses". The Trustee shall accrue the Annual Deferred Sales Fee for a Trust on a daily basis at the annual rate set forth in the prospectus for the Trust and the Trustee shall, on a monthly basis as described in Section 3.05, withdraw an amount equal to the accrued and unpaid Annual Deferred Sales Fee from the Income Account or the Capital Account, as applicable, and credit such amount to a special non-Trust account designated by the Depositor out of which the Annual Deferred Sales Fee will be distributed to the Depositor (the "Annual Deferred Sales Fee Account"). If the balance in the Income or Capital Accounts are insufficient to make any such withdrawal, the Trustee shall, as directed by the Depositor, either advance funds in an amount equal to the proposed withdrawal and be entitled to reimbursement of such advance upon the deposit of additional moneys in the Income or Capital Accounts, or sell Securities and credit the proceeds thereof to the Annual Deferred Sales Fee Account to the extent payable pursuant to this Section 3.20. If the Trust is terminated pursuant to Section 7.01(h), the Depositor agrees to reimburse Unitholders for any amounts of the Annual Deferred Sales Fee collected by the Depositor to which it is not entitled. All advances made by the Trustee pursuant to this Section shall be secured by a lien on the Trust prior to the interest of Unitholders. Notwithstanding the foregoing, the Depositor shall not receive any amount of Annual Deferred Sales Fee which exceeds the maximum amount per Unit stated in the Prospectus. The Depositor shall notify the Trustee, not later than ten (10) Business Days prior to the date on which the Depositor anticipates that the maximum amount of the Annual Deferred Sales Fee the Depositor may receive has been accrued and shall also notify the Trustee as of the date when the maximum amount of the Annual Deferred Sales Fee has been accrued. The Trustee shall have no responsibility or liability for damages or loss resulting from any error in the information in the preceding sentence. The Depositor agrees to reimburse the Trust and any Unitholder any amount of Annual Deferred Sales Fee it receives which exceeds the amount which the Depositor may receive under applicable laws, regulations and rules.

     To the extent permitted by applicable laws, rules and regulations, any moneys payable to the Depositor pursuant to this Section 3.20 shall be secured by a lien on the related Trust in favor of the Depositor prior to the interest of Unitholders, but no such lien shall be prior to any lien in favor of the Trustee under the provisions of Section 7.04. To the extent of such lien, the Trustee shall hold the assets of the Trust for the benefit of the Depositor, provided that the Trustee is authorized to make dispositions, distributions and payments for expenses in the ordinary course of the administration of the Trust without regard to such lien."

   24. The second sentence of Section 6.01 is replaced in its entirety with the following:

     "For each such computation there shall be deducted from the sum of the above (i) amounts representing any applicable taxes or charges payable out of the respective Trust and for which no deductions shall have previously been made for the purpose of addition to the Reserve


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Account, (ii) amounts representing extraordinary expenses of such Trust, (iii)
amounts representing unpaid accrued Annual Deferred Sales Fee, (iv) any amounts identified by the Trustee, as of the date of such computation, as held for distribution to Unitholders of record as of an Income or Capital Account Record Date, or for payment of the Redemption Price of Units tendered, prior to such date."

   25.  The following sentence is deleted from Section 6.01:

     "The Depositor and Trustee shall be reimbursed from the respective Trust for any cost or expense incurred in connection with the obtaining of the ticker symbol and the communication to MFQS and its dissemination of the Trust Evaluation."

   26. The first sentence of Section 7.01 is replaced in its entirety with the following:

     "The Trustee shall in its discretion undertake such action as it may deem necessary at any and all times to protect each Trust and the rights and interests of the Unitholders thereof pursuant to the terms of this Indenture, provided, however, that the expenses and costs of such actions, undertakings or proceedings shall be reimbursable to the Trustee by the Depositor, except for any Trust Expenses which shall be reimbursable to the Trustee, Depositor, Evaluator or Supervisor, as applicable, from the Income and Capital Accounts of the affected Trust and the payment of such costs and expenses shall be secured by a prior lien on such Trust."

   27. The last sentence in Section 7.01(e)(i) is replaced in its entirety with the following:

     "The fees and expenses charged by such agents, sub-custodians, attorneys, accountants or auditors shall constitute an expense of the Trustee reimbursable by the Depositor, except for any Trust Expenses which shall be reimbursable from the Income and Capital Accounts of the affected Trust as set forth in Section 7.04;"

   28. The first paragraph of Section 7.04 is replaced in its entirety with the following:

     "For services performed under this Indenture the Trustee shall be paid a fee at an annual rate in the amount per Unit set forth in the Trust Agreement. The Trustee shall charge a prorated portion of its annual fee on or immediately after each Record Date, which prorated portion shall be calculated on the basis of the largest number of Units in such Trust at any time during the primary offering period. After the primary offering period has terminated, the fee shall accrue daily and be based on the number of Units outstanding on the first (1st) Business Day of each calendar year in which the fee is calculated or the number of Units outstanding at the end of the primary offering period, as appropriate. The annual Trustee fee shall be prorated for any calendar year in which the Trustee provides services during less than the whole of such year. The Trustee may from time to time adjust its compensation as set forth above provided that total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled "All Services Less Rent of Shelter" or similar index, if such index should no longer be published. The consent or concurrence of any Unitholder hereunder shall not be required for any such adjustment or increase. Such compensation shall be


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calculated and paid in installments by the Depositor on or immediately after each Record Date; provided, however, that such compensation shall be deemed to provide only for the usual, normal and proper functions undertaken as Trustee pursuant to this Indenture. The Depositor shall also reimburse the Trustee for any and all usual, normal and proper expenses and disbursements incurred hereunder, including but not limited to tax preparation and related miscellaneous expenses, license fees, if any, expenses incurred in printing and delivering quarterly, semi-annual or annual communications to Unitholders if the Prospectus so provides, legal and auditing expenses performed by the Trustee hereunder relating to such Trust, provided that the Trustee shall also charge the Income and Capital Accounts of each Trust for any Trust Expenses relating to such Trust."

   29.  Section 7.01(g) is replaced in its entirety with the following:

     "(g) if at any time the Depositor shall resign or fail to undertake or perform any of the duties which by the terms of this Indenture are required by it to be undertaken or performed, or such Depositor shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of such Depositor or of its property shall be appointed, or any public officer shall take charge or control of such Depositor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then in any such case, the Trustee may: (i) appoint a successor depositor who shall act hereunder in all respects in place of such Depositor which successor shall be satisfactory to the Trustee, or (ii) act hereunder in its own discretion without appointing any successor depositor or (iii) terminate and liquidate the affected Trust in the manner provided in Section 9.02;"

   30.  The second sentence in 7.01(i) is hereby deleted.

   31. Subparagraphs (a) and (b) of the fifth paragraph of Section 9.02 are replaced in their entirety with the following:

     "(a) deduct from the Income Account of such Trust or, to the extent that funds are not available in such Account of such Trust, from the Capital Account of such Trust, and pay to itself individually an amount equal to the sum of (i) any compensation due it for its extraordinary services in connection with such Trust including any Trust Expenses, and (ii) any costs, expenses or indemnities in connection with such Trust as provided herein;

   (b) from the Income Account of such Trust or, to the extent that funds are not available in such Account, from the Capital Account of such Trust, and pay accrued and unpaid amounts of Annual Deferred Sales Fee in connection with such Trust, if any, along with any Trust Expenses due to the Depositor, Supervisor and/or Evaluator, if any;"


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     IN WITNESS WHEREOF, the undersigned have caused this Trust Agreement to be executed; all as of the day, month and year first above written.


                                ADVISORS ASSET MANAGEMENT, INC.


                                By     /s/ ALEX R. MEITZNER
                                  ------------------------------
                                      Senior Vice President




                                THE BANK OF NEW YORK MELLON


                                By     /s/ GERARDO CIPRIANO
                                  -----------------------------
                                             Vice President















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                          SCHEDULE A TO TRUST AGREEMENT

                         SECURITIES INITIALLY DEPOSITED

                                       IN

                         ADVISORS DISCIPLINED TRUST 1905

Incorporated herein by this reference and made a part hereof is the schedule set forth under "Investment Summary--Portfolio" in the Prospectus for each Trust.






















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